Exhibit 23(l)

                                INVESTMENT LETTER

ss.1. SUBSCRIPTION
      ------------

     The undersigned subscriber ("Subscriber") hereby offers and agrees to invest $________ in consideration for a beneficial interest (the "Interest") in the International Equity Portfolio, an investment management company registered under the Investment Company Act of 1940 (the "Portfolio"). The percentage of the Subscriber's beneficial interest in the Portfolio as of the time the net asset value of the Portfolio is last determined on the date of the investment shall be equal to the percentage determined by dividing the amount of such investment by the net asset value of the Portfolio as last determined on the date of the investment.

ss.2. REGISTRATION STATEMENT
      ----------------------

     Subscriber acknowledges receipt of the Portfolio's Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on October 31, 2001 (the "Registration Statement") and the Portfolio's Declaration of Trust (the "Declaration of Trust").

ss.3. REPRESENTATIONS AND WARRANTIES
      ------------------------------

     Subscriber understands that the Interest is not registered under the Securities Act of 1933, as amended (the "Act"), and is being offered and sold in reliance upon the exemption from registration in Section 4(2) of the Act. Subscriber makes the following agreements, representations, declarations, acknowledgments and warranties with the intent that they may be relied upon in determining its suitability to purchase the Interest.

     (a) Subscriber has read, understands and is fully familiar with the Registration Statement and agrees to the terms thereof. Subscriber has read, understands and is fully familiar with the Declaration of Trust and agrees to be bound by its terms. Subscriber has had the opportunity to review all questions of and to receive answers from the officers of the Portfolio, or any person acting on their behalf, concerning the terms and conditions of this offering, and any other matters relating to the Portfolio. All such questions have been answered to the full satisfaction of the Subscriber. The Subscriber is familiar with and understands the offering.

     (b) The Interest subscribed for will be acquired solely by and for the account of Subscriber, for investment only, and not as a nominee and not for subdivision, fractionalization, resale or distribution. Subscriber has no agreement or arrangement with any person to sell, transfer or pledge the Interest or any part thereof; and Subscriber has no present plan or intention to enter into any such agreement or arrangement. Subscriber also has no present plan or intention to change its residence to a different jurisdiction.

     (c) SUBSCRIBER WARRANTS THAT IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL, INVESTMENT AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE PORTFOLIO, INCLUDING THE RISK FACTORS SET FORTH IN THE REGISTRATION STATEMENT, THE RESTRICTIONS ON RESALE SET FORTH HEREIN AND IN THE REGISTRATION STATEMENT, AND THE TAX CONSEQUENCES OF THE INVESTMENT.

     (d) The Portfolio has made all documents pertaining to the transactions described in the Registration Statement available to Subscriber and has allowed Subscriber an opportunity to verify and clarify any information contained in the Registration Statement or such other documents.

     (e) Subscriber has relied solely upon the Registration Statement and independent investigations made by Subscriber in deciding to invest, and no oral or other representations other than those explicitly in the Registration Statement have been made to Subscriber regarding the Interest.

     (f) Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D under the Act because Subscriber is a corporation, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000 as of the date of this Letter.

     (g) All information provided by Subscriber herein is accurate and complete as of the date hereof and may be relied upon by the Portfolio and its agents, and Subscriber agrees to notify the Portfolio of any material change in such information occurring prior to the acceptance of Subscriber's subscription

     (h) Subscriber received the Registration Statement and first learned of the Portfolio in the State of Ohio and intends that the state securities laws of such state alone govern this transaction.

     (i) Subscriber is not an S corporation, partnership or grantor trust that is beneficially owned by any individual, partnership or S corporation as defined in the Internal Revenue Code of 1986, as amended.

ss.4. INDEMNIFICATION
      ---------------

     Subscriber  shall  hold  harmless  and  indemnify  the  Portfolio,  and any officer, trustee, beneficial owner, employee, affiliate or agent of the Portfolio, from and against any loss, damage, liability or expense (including reasonable attorneys' fees and expenses) which any of them incur as a result of Subscriber's breach of any representation or covenant herein. This indemnification shall survive Subscriber's dissolution or disposition of the Interest.

ss.5. VOTING REQUIREMENTS
      -------------------

     Subscriber shall vote all proxies with respect to the Interest in the same proportion as the vote of all other investors in the Portfolio.

ss.6. ACCEPTANCE AND REVOCATION
      -------------------------

     This subscription may be accepted or rejected by the Portfolio in whole or in part, in its discretion, and if accepted the Interest will be issued only in the name of Subscriber. This Letter shall survive: (a) Subscriber's dissolution, and (b) the acceptance of this subscription by the Portfolio.

ss.7. MISCELLANEOUS
      -------------

     This Letter may not be assigned by Subscriber. This Letter shall be binding upon Subscriber's successors. This Letter constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of New York without reference to its choice of law principles.

                                        SUBSCRIBER:

Date: October 31, 2001                  By:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------